UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

STARRY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41336	87-4759355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Chauncy Street, Suite 200 Boston, MA		02111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 861-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 25, 2023, Starry, Inc. (the “Company” or “Starry”), a wholly-owned subsidiary of Starry Group Holdings, Inc., entered into a Mutual Termination Agreement with AEP Ventures, LLC (“AEP”) pursuant to which the Company and AEP mutually agreed to terminate the Amended and Restated Strategic Alliance Agreement, dated September 14, 2021, as amended, and related agreements previously entered into between the parties relating to the joint deployment of Starry’s internet service in Columbus, Ohio.

Pursuant to the terms of the Mutual Termination Agreement, AEP will be responsible for the termination of leases for vertical asset sites and fiber licenses, and Starry will be responsible for removal of certain equipment and related materials from each site covered by such leases and licenses. Starry agrees to indemnify AEP for any claims or losses arising from Starry’s removal of the equipment or its failure to remove the equipment before the relevant termination date. The Mutual Termination Agreement further provides that certain equipment lease agreements will terminate concurrently with termination of the leases and licenses. Starry is obligated to repurchase certain equipment previously acquired by AEP from Starry and pay to AEP the netted amount of invoices outstanding, for an aggregate total payment of approximately $6.2 million, which will be made in equal monthly installments beginning on July 1, 2023 and will continue until the total amount is paid, on or before July 1, 2025.

The foregoing description of the Mutual Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement. The Company expects to file a copy of the Mutual Termination Agreement as an exhibit to a future filing.

Item 7.01 Regulation FD Disclosure.

On January 31, 2023, the Company issued a press release regarding the termination. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.*

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 31, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starry Group Holdings, Inc.

Date: January 31, 2023	By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: Chief Executive Officer